EXHIBIT 10(B)

SUMMARY OF CHANGES TO THE
BANK ONE CORPORATION
DIRECTOR STOCK PLAN

1.  Annual Retainer.    Effective as of the date of the 2001 Annual Meeting of Stockholders, one-half of the annual retainer will be paid in cash and one-half will be paid in stock. Effective April 1, 2001, directors will no longer be able to elect to receive a portion of their cash retainer in stock options.

2.  Investments.    Effective January 1, 2001, directors may make a one-time election to receive either cash or deferred stock units in lieu of phantom shares of company stock held under predecessor plans.

3.  Annual Stock Option Grants:

Annual Stock Option Grant	• Directors elected at the 2001 Annual Meeting of Stockholders will be awarded an option to purchase 5,000 shares of Bank One common stock, effective May 15, 2001.

• Beginning in 2002, an annual award of an option to purchase 2,000 shares of Bank One common stock, effective on the date of the Annual Meeting of Stockholders, shall be made to Directors elected by the stockholders.

• Directors who are appointed to the Board over the course of the program year will not receive prorated option awards.

Terms and Conditions of Stock Option Awards	• Non-qualified stock options.
• 10-year term.

• Non-transferable.

• Options shall vest as of the date an award is made and become exercisable six months following grant.

• Options remain exercisable for two years (or until earlier expiration of term) following the Director’s termination of service due to retirement or death.

4.  Administrative changes:

•	Change definition of a “Change of Control” to a definition approved by the Board from time to time.

•
Change definition of “Fair Market Value” as used to establish the exercise price of options and the equivalent value of equity-based forms of payment, to the closing price on the preceding trading day.

•	Revise method of valuing stock option awards from Black-Scholes to any reasonable method approved by the Plan Administrator.

BANK ONE CORPORATION
DIRECTOR STOCK PLAN
(Formerly the First Chicago NBD Corporation Director Stock Plan,
As Renamed, Amended and Restated Effective April 1, 1999)

BANK ONE CORPORATION
DIRECTOR STOCK PLAN
(Formerly the First Chicago NBD Corporation Director Stock Plan,
As Renamed, Amended and Restated Effective April 1, 1999)

1.    Purpose and History of the Plan

The purpose of the BANK ONE CORPORATION Director Stock Plan (the “Plan”) is to promote the long-term growth of BANK ONE CORPORATION by increasing the proprietary interest of non-employee directors in BANK ONE CORPORATION and to attract and retain highly qualified and capable directors. The Plan as set forth herein is an amendment and restatement, effective April 1, 1999, of the First Chicago NBD Corporation Director Stock Plan, which was approved by stockholders of First Chicago NBD Corporation on May 10, 1996.

2.    Definitions

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)  “Annual Retainer” the annual cash retainer fee payable during the Plan Year by the Corporation, or a subsidiary or affiliate thereof, to a Director for his or her services as a Director. To the extent a Director is also entitled to receive an additional retainer as compensation for serving as the chairperson of a committee of the Board, “Annual Retainer” shall include such additional annual cash amount.

(b)  “Award” means an award granted to a Director under the Plan in the form of Options, Shares, or Stock Units or any combination thereof.

(c)  “Award Grant Date” means the date upon which an Award is granted to the Director.

(d) “Award Summary” means a written summary setting forth the terms and conditions of each Award made under this Plan.

(e)  “Board” means the Board of Directors of the Corporation.

(f)  “Change of Control” means a change of control as defined in the BANK ONE CORPORATION Stock Performance Plan, or any successor thereto.

(g)  “Committee” means the Organization, Compensation and Nominating Committee of the Board, or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.

(h)  “Corporation” means BANK ONE CORPORATION, a Delaware Corporation, and its successors.

(i)  “Director” means a director serving on the Board who is not also an employee of the Corporation or any subsidiary or affiliate thereof. “Director” shall also include a director serving on the board of directors of any subsidiary or affiliate of the Corporation, provided that (i) the director is not also an employee of the Corporation or any subsidiary or affiliate thereof, and (ii) the Board has approved adoption of the Plan by the applicable subsidiary or affiliate.

(j)  “Fair Market Value” means the average of the highest and the lowest quoted selling prices on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded.

(k)  “Option” means an option to purchase Shares awarded under Section 8. Such option shall not be required or construed to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

(l)  “Optionee” means a Director to whom an Option has been granted or, in the event of such Director’s death prior to the expiration of an Option, such Director’s executor, administrator, beneficiary or similar person.

(m)  “Plan” means the BANK ONE CORPORATION Director Stock Plan, as amended and restated from time to time.

(n)  “Plan Year” means the twelve-month period from April 1 to March 31.

(o)  “Share” means a share of common stock, $.01 par value per share, of the Corporation.

(p)  “Stock Unit” means the right to receive a Share on a date elected by the Director pursuant to rules established by the Committee, as well as such dividend or dividend equivalent rights as may be permitted hereunder.

3.    Eligibility

Directors shall be eligible to participate in the Plan in accordance with Sections 7 and 8 hereof.

4.    Plan Administration

(a)  Administrator of Plan.    The Plan shall be administered by the Committee.

(b)  Authority of Committee.     The Committee shall have the sole and exclusive authority and discretion to (i) interpret and construe the Plan and Award

Summaries; (ii) adopt such rules and procedures as it shall deem necessary and advisable to implement and administer the Plan; and (iii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as the Committee, in its best judgment, may determine to be in the Corporation’s best interests and in accordance with the purposes of the Plan.

(c)  Determination of Committee.    A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. The Committee may make determinations under the Plan without prior notice and without a meeting, provided that such determination is made by written consent signed by all members of the Committee.

(d)  Effect of Committee Determinations.    No member of the Committee or the Board shall be personally liable for any action or determination with respect to the Plan, an Award, or the settlement of a dispute between a Director and the Corporation, provided that such action or determination is made in good faith. Any decision or action of the Committee or the Board with respect to any Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

5.    Shares Subject to the Plan

Subject to adjustments as provided in Section 13, the aggregate number of Shares which may be issued pursuant to Awards shall not exceed 1,620,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares to pay all or a portion of the exercise price of such Option, such Shares shall again be available for issuance under the Plan.

6.    Awards under the Plan

Awards in the form of Shares shall be granted to Directors in accordance with Section 7. Awards in the form of Options, Shares or Stock Units, or a combination thereof, may be granted to Directors in accordance with Section 8. Each Award granted under Section 8 shall be evidenced by an Award Summary. Delivery of an Award Summary shall constitute an agreement, subject to Section 3 and Section 10, between the Corporation and the Director as to the terms and conditions of the Award.

7.    Annual Stock Retainer

Each Director shall annually receive an Award hereunder in the form of Shares, subject to the following terms and conditions:

(a)  Time of Grant.    As of the date of each annual meeting of the stockholders of the Corporation, each Director shall be granted an Award of Shares representing his or her annual stock retainer, determined as provided below. In the case of a Director who is appointed to the Board on a date during the Plan Year which follows the date of the annual meeting of the stockholders of the Corporation, the Director shall be granted, as of the date such Director is first appointed to the Board, his or her annual stock retainer, as prorated in the manner described below.

(b)  Number of Shares.    The number of Shares granted pursuant to this Section 7 shall be the number of whole Shares equal to (i) 50% of the Director’s Annual Retainer (excluding for this purpose any additional chairperson retainer(s)), divided by (ii) the Fair Market Value per Share on the Award Grant Date described in paragraph (a) above (increased to the next whole Share in case of any fractional Share). In the case of a Director who is appointed to the Board on a date during the Plan Year which follows the date of an annual meeting of stockholders of the Corporation, the number of Shares granted pursuant to this Section 7 shall be calculated in the manner described in the previous sentence, except that (A) the Fair Market Value per Share shall be determined as of the date the Director is appointed to the Board, and (B) the number of Shares granted shall be prorated based upon the number of calendar months during which such Director will serve on the Board prior to the beginning of the next Plan Year, with any part of a calendar month counting a whole month.

8.     Elective Options, Shares and Stock Units

Each Director may elect to receive Options, Shares or Stock Units, or a combination thereof in place of such Director’s Annual Retainer, subject to the following terms and conditions:

(a)  Time of Grant.     As of the date of each annual meeting of stockholders of the Corporation, an Award shall be granted to each Director who has filed with the Committee or its designee a written election to receive such Award in lieu of all or a portion of such Director’s Annual Retainer. Such election must be filed in advance of the date of the annual meeting of stockholders, on before a date established by the Committee as necessary to avoid the constructive receipt of income by the Director for tax purposes and to comply with any applicable law. Each Director’s election shall remain in effect and be applicable with respect to the Annual Retainer paid in subsequent years in which the Director serves on the Board, unless the Director files a revised election pursuant to the first sentence of this Section 8(a). Once made, such election may only be changed or revoked on or before a date prior to the next occurring annual meeting of stockholders of the Corporation, such date to be established by the Committee in order to avoid the constructive receipt of income by the Director for tax purposes and to comply with any applicable law.

In the event a Director does not file a written election in accordance with this Section 8(a) by reason of becoming a Director after the date established by the Committee for the filing of elections (as described above) an Award may be granted to such Director as of a day following the Director’s submission of a written election to receive such Award in lieu of all or a portion of such Director’s Annual Retainer. Such election must be submitted in accordance with rules established by the Committee and as of a date determined by the Committee as necessary to avoid constructive receipt of income by the Director and to comply with any applicable law. The Committee may, in its sole discretion, limit any election made pursuant to the preceding sentence to only a fraction of such Director’s Annual Retainer, the numerator of which is the number of months between the effective date of the Director’s appointment to the Board and the last day of the Plan Year during which the Director is appointed to the Board, and the denominator of which is 12. An election made pursuant to the preceding sentence shall be irrevocable during the first Plan Year in which the Director receives an Award hereunder.

(b)   Number of Shares.     The number of Shares granted pursuant to Section 8(a) shall be the number of whole Shares (increased to the next highest whole Share in case of any fractional Share) equal to (i) the amount of the Annual Retainer that a Director has elected pursuant to Section 8(a) to be payable in Shares, divided by (ii) the Fair Market Value per Share on the Award Grant Date.

(c)   Number and Purchase Price of Options.     The number of Shares subject to an Option granted pursuant to Section 8(a) shall be the number of Shares which would result in the Option having an equivalent value of the Shares the Director would have received had the Director elected to receive Shares under Section 8(b), determined using the Black-Scholes method of valuing stock options and the Fair Market Value of a Share on the Award Grant Date. The purchase price per Share under each Option granted shall be 100% of the Fair Market Value per Share on the Award Grant Date.

(d)   Exercise of Options.     Each Option shall be fully exercisable on and after the date which is six (6) months after the Award Grant Date and, subject to Section 11 shall not be exercisable prior to such date. An Option may be exercised until the date which is ten (10) years after the Award Grant Date of such Option. An Option, or portion thereof, may be exercised, in whole or in part, only with respect to whole Shares.

Shares shall be issued to an Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by submitting acceptable proof to the Committee of the ownership of Shares which have been owned by the Optionee for at least six (6) months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by submitting proof of acceptable ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash), less the number of Shares for which proof of ownership is submitted. The value of Shares for which proof of ownership is submitted in full or partial payment for the Shares purchased upon the exercise of an Option shall be equal to the aggregate Fair Market Value of such previously-owned Shares on the date of the exercise of such Option.

(e)   Number of Stock Units.     The number of Stock Units granted pursuant to Section 8(a) shall be the number of Stock Units equal to (i) the portion of the Annual Retainer which the Director has elected pursuant to Section 8(a) to be payable in Stock

Units, divided by (ii) the Fair Market Value of one (1) Share on the Award Grant Date. While Stock Units remain outstanding, the Director who has received such Stock Units shall receive, as of each date on which the Corporation pays a cash dividend on outstanding Shares, additional Stock Units equal in number to:

(A)   the product of:

(1)   the amount of the cash dividend declared by the Corporation for each outstanding Share of the Corporation, and

(2)   the number of Stock Units credited to the Director and still outstanding,

divided by:

(B)   the Fair Market Value of a Share on the date the cash dividend is paid.

Such additional Stock Units shall be issued as Shares at the same time and in the same manner as the underlying Stock Units to which they are attributable.

(f)   Distribution of Stock Units.     Upon a date elected by a Director who receives an Award of Stock Units under subparagraph (e) above, the Director will receive one (1) Share for each Stock Unit, including any fractional Stock Units thereof. In the event of a Director’s death prior to the issuance of Shares attributable to Stock Units, such Shares shall become immediately distributable to such Director’s executor, administrator, beneficiary or similar person.

9.     Issuance of Shares

Upon the grant of an Award of Shares to a Director, the Shares subject to such Award shall be credited to a book entry account in the name of the Director at a trust company designated by the Committee, whereupon the Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.

10.     Non-Transferability of Options and Stock Units

Options and Stock Units granted under the Plan shall not be transferable by a Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, allow Options to be transferable, each Option then outstanding shall become transferable only to the extent set forth under the terms of each Award, as determined by the Committee. In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the

Optionee hereunder, notwithstanding the provisions of subparagraph (l) of Section 2 above. Options shall be exercisable during the Optionee’s lifetime only by the Optionee or by the Optionee’s guardian, legal representative or similar person.

11.     Change of Control

Upon the occurrence of a Change of Control, any and all outstanding Options shall become immediately exercisable, and all Stock Units shall become distributable in Shares; provided, however, that, notwithstanding the foregoing, no Stock Units shall become distributable in Shares as a result of or in connection with the actions and transactions contemplated by or effectuated in connection with the Agreement and Plan of Reorganization by and among BANC ONE CORPORATION, First Chicago NBD Corporation and BANK ONE CORPORATION (DE).

12.     Amendment and Termination

The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, than no action authorized by this Section 12 shall adversely change the terms and conditions of an outstanding Option or Stock Unit without the Optionee’s consent and, subject to Section 13, the number of Shares subject to an Option granted under Section 8, the purchase price therefor, the Award Grant Date and the termination provisions relating to such Option shall not be amended more than once every six (6) months, other than to comply with changes in applicable laws and regulations.

13.     Recapitalization

The aggregate number of shares of Common Stock as to which Awards may be granted to Directors, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the total number of Shares issued by the Corporation resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional Shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Directors in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

14.     Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the law of the State of Delaware.

15.     Savings Clause

This Plan is intended to comply in all aspects with applicable law and regulation, including, Section 16 of the Securities Exchange Act of 1934 and Rule 16b-3 of the Securities and Exchange Commission. If any provision of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal or unenforceable provision shall be deemed null and void; provided however, that, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

16.     Effective Date and Term

The effective date of this amendment and restatement of the Plan is April 1, 1999.